UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2007

SUNBURST ACQUISITIONS III, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-23559	84-14320001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1912 Sidewinder Drive, Suite 200-A Park City, Utah	80460
(Address of Principal Executive Office)	(Zip Code)

(949) 635-0647

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5

CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 22, 2007, three proposals recommended by the Board of Directors regarding amendments to the Company’s Articles of Incorporation were approved by the shareholders at a special meeting.  The shareholders approved proposals to amend the Articles of Incorporation to: (i) increase the number of authorized shares of common stock that the Company has the authority to issue from 100,000,000 shares of common stock without par value to 1,000,000,000 shares of common stock without par value; (ii) increase the number of authorized shares of preferred stock that the Company has the authority to issue from 20,000,000 shares of preferred stock without par value to 100,000,000 shares of preferred stock without par value; and (iii) to allow for corporate action to be taken by written consent of fewer than all of the Company’s voting shares.  The amendments to the Articles of Incorporation were filed with the Colorado Secretary of State on January 23, 2007.

ITEM 9.01

Exhibits

(c)

Exhibits. The following exhibit is filed herewith:

3.3

Articles of Amendment of Sunburst Acquisitions III, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNBURST ACQUISITIONS III, INC.

By: /s/

Scott MacCaughern, President

Date: January 24, 2007